UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2012

INZON CORPORATION
(Exact name of registrant as specified in charter)

NEVADA	0-17345	41-1578316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 N.E. First Avenue, Delray Beach FL 33444
(Address of principal executive offices)

(561) 279-8200
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 17, 2012, InZon Corporation (the “Company”), AVC Acquisitions Corp., a British Virgin Island corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), American Visiontech Co. Ltd.,a British Virgin Island corporation (“AVC”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into AVC, with AVC continuing as the surviving corporation and as an indirect wholly owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, the consideration to be paid by the Company to the AVC security holders in the Merger consists of ninety-six percent (96%) of the shares of common stock of the Company as of the Effective Time as determined by the terms of the Merger Agreement.

The Merger is not subject to approval by the shareholders of the Company. The consummation of the Merger is subject to customary closing conditions, including, among other conditions and the absence of a material adverse effect on AVC. The Merger is not subject to a financing contingency. The Merger is expected to close by the end of June 2012.

The Merger Agreement contains customary representations and warranties regarding AVC and the Company, covenants regarding the conduct of AVC's business prior to consummation of the Merger, indemnification provisions, termination rights and other customary provisions.

The foregoing summary of certain terms of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated into this Current Report on Form 8-K by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, AVC or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, AVC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements about the anticipated consummation of the transactions contemplated by the Merger Agreement and other statements that are not historical facts. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company's ability to complete the Merger on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the Merger Agreement. There can be no assurance that the Company will be able to complete the transactions contemplated by the Merger Agreement. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

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Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of May 17, 2012.
99.1	Press release dated May 17, 2012.

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SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

INZON CORPORATION

May 22, 2012	By:	/s/ Chun KaTsun
Chun KaTsun
Chief Financial Officer

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